UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2008

ARTISTdirect, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30063	95-4760230
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of principal executive offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

The Company and Coghill Capital Management, LLC, ( “Coghill”) entered into a non-binding letter of intent dated September 25, 2008 (the “Letter of Intent”).  The Letter of Intent contemplates a possible sale (the “Transaction”) of all of the media and e-commerce business operations of the Company, including, but not limited to, all of the business and assets (subject to certain exclusions) of ARTISTdirect Internet Group, Inc. to an entity controlled by Coghill for a purchase price preliminarily expected to be $2,860,000 (subject to certain adjustments as set forth in the Letter of Intent).  The contemplated Transaction would not include the business and assets of MediaDefender Inc.

The Transaction is subject to the negotiation and execution of a mutually acceptable asset purchase agreement containing representations and warranties, covenants, conditions, indemnities, and other provisions customary for transactions of the nature of the Transaction (the “Definitive Agreement”).  The Transaction is also subject to the satisfactory completion of a due diligence review by Coghill of the business, financial and legal affairs of the Company, and receipt of necessary consents and approvals of regulatory agencies and third parties.  Accordingly, no Definitive Agreement has been reached with respect to consummation of the Transaction, and no assurances can be given that a definitive agreement will be reached.  Further, to the extent that a Definitive Agreement is reached, no assurances can be given that any such agreement will be entered into on the price or other terms presently contemplated by Coghill and the Company.  The parties propose that the closing of the Transaction will take place on the earliest practicable date after (i) satisfactory completion of Coghill’s due diligence, and (ii) execution of a Definitive Agreement.

As an inducement to each of the Company and Coghill to continue to discuss and negotiate the Transaction, the parties have agreed in the Letter of Intent to work in good faith with each other to negotiate the Transaction on an exclusive basis through the earliest of (i) October 8, 2008, (ii) the date on which the parties execute a definitive agreement for a Transaction, or (iii) the date, if any, that Coghill advises the Company in writing that it no longer has an interest in pursuing the Transaction.  The Letter of Intent also provides for the payment of a break-up fee of $140,000 payable by the Company to Coghill in specified circumstances involving the failure to consummate the Transaction.

The description of the Letter of Intent is qualified in its entirety by reference to the full text of the Letter of Intent which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARTISTdirect, Inc.

Date:	September 26, 2008	By:	/s/DIMITRI VILLARD

		Name:	Dimitri Villard
		Title:	Interim Chief Executive Officer